                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 2, 2000 included in the Enchira Biotechnology Corporation (formerly Energy BioSystems Corporation) Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP



Houston, Texas
October 30, 2000